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                                                              Exhibit 23(a)

                         CONSENT OF INDEPENDENT AUDITORS


                We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1994 Stock Option Plan of United Industrial Corporation of our report dated March 2, 1994, with respect to the consolidated financial statements and schedules of United Industrial Corporation included and incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                                  ERNST & YOUNG

     New York, New York
     May 27, 1994